UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 16, 2019
(Date of Report (Date of earliest event reported))

DELTA TUCKER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Meadow Road
McLean, Virginia 22102
(Address of Principal Executive Offices)

(571) 722-0210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
New Credit Facility

On August 16, 2019 (the “Closing Date”), DynCorp International Inc. ( the “Company” or “we”) entered into a senior secured credit facility (the “New Credit Facility”), with a banking syndicate and Bank of America, N.A. as Administrative Agent (the “Agent”) to, among other things, refinance its existing indebtedness and for working capital and general corporate purposes. The New Credit Facility is secured by substantially all of the Company’s assets and guaranteed by substantially all of its domestic subsidiaries.

As of the Closing Date, the New Credit Facility provided for the following:

•	a $360 million term loan (the “New Term Loan”); and

•	a $70 million revolving facility (the “New Revolver”).

On the Closing Date, the Company borrowed all of the New Term Loan (the proceeds of which were used to, among other things, repay the 2016 Senior Credit Facility (as defined below) and satisfy and discharge the indenture governing the Second Lien Notes (as defined below) as described in more detail under Item 1.02 below) and there were no amounts borrowed under the New Revolver. As of the Closing Date, the available borrowing capacity under the New Credit Facility was approximately $50.7 million, and included approximately $19.3 million in issued letters of credit. Amounts borrowed under the New Revolver will be used to fund operations. The New Revolver and the New Term Loan mature on August 16, 2024 and August 16, 2025, respectively.

Interest Rates on New Term Loan & New Revolver

The interest rate per annum applicable to the New Term Loan and the New Revolver is, at the Company’s option, equal to either the Base Rate or the Eurocurrency Rate plus (i) 5.00% in the case of Base Rate loans and (ii) 6.00% in the case of Eurocurrency Rate loans and, in the case of loans under the New Revolver, stepping down by 0.25% at a secured leverage ratio of 1.25:1.00, and an additional 0.25% at a secured leverage ratio of 0.75:1.00. The secured leverage ratio is the ratio of total secured consolidated debt (net of up to $50 million of unrestricted cash and cash equivalents) to consolidated earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”), as defined in the New Credit Facility. Interest payments on both the New Term Loan and New Revolver are payable at the end of the applicable interest period (as defined in the New Credit Facility), but not less than quarterly.

The variable Base Rate is equal to the higher of (a) the Federal Funds Rate plus one half of one percent and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its prime rate; provided that in no event shall the Base Rate be less than 1.00% plus the Eurocurrency Rate applicable to one month interest periods on the date of determination of the Base Rate. The Eurocurrency Rate is the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Agent from time to time) two London Banking Days prior to the commencement of such interest period. The variable Eurocurrency Rate has a floor of 1.00%.

As of the Closing Date, the applicable interest rate on the New Term Loan was approximately 8.20%.

Interest Rates on Letter of Credit Subfacility and Unused Commitment Fees

All of the Company’s letters of credit under the New Credit Facility are subject to a 0.25% fronting fee. The letter of credit subfacility bears interest at the applicable rate for the Revolver that ranges from LIBOR plus 5.50% to 6.00%. The unused commitment fee on our New Revolver is 0.50%  per annum subject to a stepdown to 0.375% per annum at a secured leverage ratio of 1.25:1.00. Interest payments on both the letter of credit subfacility and unused commitments are payable quarterly in arrears. We will also pay customary letter of credit and agency fees.

Loan Prepayments

Beginning with the fiscal year ending December 31, 2020, the New Credit Facility contains an annual requirement to submit a portion of our excess cash flow (as defined in the New Credit Facility), within five business days of filing annual financial statements, as a New Term Loan prepayment.

Certain other transactions can trigger mandatory principal payments such as issuance of indebtedness other than permitted indebtedness, a disposition of a portion of our business or a significant asset sale.

The New Credit Facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	75% of excess cash flow less the amount of certain voluntary prepayments as described in the New Credit Facility, with step downs to 50% and 25% based on the total leverage ratio;

•
100% of the net cash proceeds in any fiscal year of all non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest or commit to reinvest those proceeds in assets to be used in the Company’s business, subject to reinvestment rights within 12 months of such sale or disposition (or 18 months if contractually committed to be reinvested within 12 months); and

•
100% of the net cash proceeds of certain cash contributions to the common equity of Delta Tucker Holdings, Inc. (“Holdings”) and/or certain purchase or investment in an equity interest of Holdings in connection with an equity cure.

Maturity and Amortization

We are required to make principal amortization payments with respect to the New Term Loan in equal quarterly installments in an aggregate annual amount equal to 5.00% of the original principal amount of the New Term Loan, which payments shall be reduced by prepayments of the New Term Loan. The principal amount of the New Term Loan may also be reduced as a result of prepayments, with the remaining amount payable on August 16, 2025.

Covenants and Other Terms

The New Credit Facility contains a number of financial, as well as non-financial, affirmative and negative covenants that we believe are usual and customary. These covenants, among other things, limit our ability to:

•	incur additional indebtedness;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	sell assets;

•	engage in mergers or acquisitions;

•	pay dividends and make distributions or repurchase capital stock;

•	repay certain other indebtedness;

•	enter into agreements that restrict the ability of our subsidiaries to pay dividends;

•	engage in certain transactions with affiliates;

•	change the business conducted by us or our subsidiaries;

•	amend our organizational documents; and

•	change our accounting policies or reporting practices or our fiscal year.

In addition, the New Credit Facility requires us to maintain a secured leverage ratio of no greater than 4.00 to 1.00 as of the end of each fiscal quarter.

The credit agreement governing the New Credit Facility also contains customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
Prepayment of Term Loan

On the Closing Date, the Company used proceeds from the New Credit Facility to, among other things, repay the term loan (the “Term Loan”) under the senior secured credit facility entered into on June 15, 2016 (the “2016 Senior Credit Facility”) by the Company, a banking syndicate and Bank of America, N.A. as Administrative Agent. As a result, the 2016 Senior Credit Facility was terminated.

Prepayment of Cerberus 3L Notes

On the Closing Date, the Company used cash on hand to, among other things, repay the term loan (the “Cerberus 3L Notes”) under the Third Lien Credit Agreement, dated June 15, 2016, among the Company, Delta Tucker Holdings, Inc., the guarantors party thereto and DynCorp Funding LLC (the “Third Lien Credit Agreement”). As a result, the Third Lien Credit Agreement was terminated.

Satisfaction and Discharge of Indenture Relating to Second Lien Notes

As previously reported, on July 24, 2019, the Company issued a conditional notice of optional full redemption to holders of its 11.875% senior secured second lien notes due 2020 (the “Second Lien Notes”). The redemption price will be 100% of the principal amount (including any increased principal amount of Second Lien Notes resulting from PIK Interest), plus accrued and unpaid cash interest together with an amount of cash equal to all accrued and unpaid PIK Interest, to but excluding the redemption date of August 23, 2019 (such amount, the “Total Redemption Price” and such date, the “Redemption Date”). The redemption of the Second Lien Notes was conditioned on the Company’s receipt of net cash proceeds from a new senior secured term loan facility at a time and date before 10:00 a.m. on the Redemption Date that were sufficient, together with cash on hand, to pay the Total Redemption Price. As of the Closing Date, the condition has been satisfied, and all of the $390.5 million outstanding principal amount of the Second Lien Notes will be redeemed on the Redemption Date.

On the Closing Date, the Company and Wilmington Trust, National Association (the “Trustee”) entered into a Satisfaction and Discharge Agreement whereby the Company caused to be irrevocably deposited with the Trustee, to satisfy and to discharge the Company’s obligations under the indenture governing the Second Lien Notes, proceeds from the New Credit Facility described in Item 1.01 above, and cash on hand, in an amount sufficient to pay the Total Redemption Price on the Redemption Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the entry into the New Credit Facility is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Number	Exhibit

10.1
Credit Agreement, dated as of August 16, 2019, among Dyncorp International Inc., as Borrower, the guarantors party thereto, the other lenders and other parties party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, LC Issuer and Swing Line Lender and BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC as Joint Lead Arrangers and Joint Bookrunners.

Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2019 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our current or future levels of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the Logistics Civil Augmentation Program IV ("LOGCAP IV") contract and any impact from the result of the LOGCAP IV re-compete ("LOGCAP V"); activities of competitors and the outcome of bid protests and related legal actions, including, without limitation, the legal challenge to awards for LOGCAP V filed by the Company; the outcome of future extensions on awarded contracts and the outcomes of re-competes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee or any penalty, liquidated damages or disincentive under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; impact of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by changes in management or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, including those described in "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission ("SEC") on March 19, 2019 and other risks detailed from time to time in our reports filed with SEC. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 16, 2019	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer